UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2021

EVANS BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6460 Main Street
Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

 (716) 926-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of February 16, 2021, Evans Bank (the “Bank”), the wholly-owned subsidiary of Evans Bancorp, Inc. (the “Company”), adopted the Evans Bank Excels Plan (the “Bonus Plan”).  The Bonus Plan sets forth the general terms and framework of the Bank’s short-term incentive program for members of its senior leadership team, including its named executive officers, in the form of an umbrella plan document.  The Human Resource and Compensation Committee (the “Committee”) is responsible for administering the Bonus Plan.  The Bonus Plan is a cash incentive compensation plan intended to focus on the achievement of short-term performance measures.  The awards that may be granted under the Bonus Plan are generally dependent on the achievement of specific Bank performance goals.

The Committee will set performance objectives for each Bonus Plan participant within 120 days after the commencement of the performance year, which begins on January 1 and runs through December 31 of each year.  Performance objectives will generally include objective performance targets focused on financial performance, profitability growth, asset quality, and risk management, including, but not limited to, net income, return on average assets, return on equity, net loan growth, asset quality, efficiency ratio (including as compared to a peer group) and subjective, discretionary performance targets, such as particular qualitative factors for each participant, based on his or her duties for the Bank or the satisfaction of, or continue adherence to, the Bank’s strategic business plan.  Each performance objective may specify levels of achievement of goals and be weighted based on priority as a percentage of the total bonus award payable to the participant.

If the performance objectives for a Bonus Plan participant are accomplished, the participant will receive an award equal to a designated percentage of their base salary, as determine by the Committee in its sole discretion.  All awards under the Bonus Plan will be paid to participants in a cash lump sum within 75 days after the end of the fiscal year end.  The Committee has the discretionary authority to adjust bonus awards under the Bonus Plan (either positively or negatively) in the event of extraordinary, non-recurring or unusual circumstances or events.

The foregoing description of the material terms of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Evans Bank Excels Plan
104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

February 22, 2021	By:	/s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer